Exhibit 10.19

TUFCO TECHNOLOGIES, INC.

2003 NON-QUALIFIED STOCK OPTION PLAN

1.	Purposes of the Plan

     The purposes of the Plan are to foster and promote the long-term financial success of the Company by (a) attracting and retaining officers, directors and other key management personnel of outstanding ability by the granting of stock options as a separate incentive apart from salary or other compensation; (b) strengthening the Company’s ability to develop and maintain a competent management team; (c) providing incentive compensation opportunities that are competitive with those of other corporations; and (d) enabling such officers, directors and other key personnel to participate in such financial success of the Company by encouraging them to become owners of the Common Stock of the Company.

2.	Definitions

     (a)  “Board” means the Board of Directors of the Company.

     (b)  “Change in Control” shall mean the transfer of at least 51% of the voting equity interests in the Company (or any parent company thereof) whether by sale, merger or otherwise, to or with one or more persons or entities other than Overseas Equity Investor Partners, Bradford Venture Partners L.P., or any affiliate thereof.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended.

     (d)  “Committee” means the committee designated by the Board to administer the Plan under Section 3. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

     (e)  “Common Stock” means the shares of Common Stock of the Company, par value $.01 per share. Unless specified otherwise, references to Common Stock shall not include any Common Stock that may be issuable upon the conversion or exercise of any rights to acquire Common Stock, such as the Stock Options and any convertible indebtedness.

     (f)  “Company” means Tufco Technologies, Inc., a Delaware corporation, and/or one or more of its Subsidiaries.

     (g)  “Effective Date” means April 1, 2003.

     (h)  “Employee” means any person (including any officer of the Company, and any member of the Board and of the board of directors of any Subsidiary) who is employed by the Company.

     (i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (j)  “Exercise Period” means the period during which a Participant is entitled to exercise a Stock Option granted to such Participant under the Plan.

     (k)  “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If the shares of Common Stock are not listed on a stock exchange or included in a system that provides a closing sales price, but are traded in the over-the-counter market without the availability of closing sales price information, such determination shall be made on the basis of the average of the bid and offer prices for such shares on the over-the-counter market for such day. If the shares of Common Stock are not traded in the over-the-counter market, the Fair Market Value shall be the fair value of such Common Stock as determined in good faith by the Committee, in its sole discretion.

     (l)  “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act.

     (m)  “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code and the regulations thereunder.

     (n)  “Participant” means any Employee who is selected by the Committee to receive a Stock Option.

     (o)  “Plan” means the Tufco Technologies, Inc. 2003 Non-Qualified Stock Option Plan.

     (p)  “Reorganization Transaction” means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company or the sale of all or substantially all of the assets of the Company.

     (q)  “Retirement” means a Termination of Employment by reason of a Participant’s retirement (other than by reason of disability) as determined pursuant to and in accordance with the then current regular retirement plan applicable to such Participant; provided, however, that the Participant must be at least age 65 at the time of such Termination of Employment.

     (r)  “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

     (s)  “Securities Act” means the Securities Act of 1933, as amended.

     (t)  “Shares” means shares of Common Stock reserved for issuance or transfer by the Company upon the exercise of outstanding Stock Options.

     (u)  “Stock Option” means an option to purchase Shares granted under Section 7 hereof.

     (v)  “Subsidiary” means any corporation the majority of the outstanding voting stock of which is owned, directly or indirectly, by the Company.

     (w)  “Termination of Employment” means the time when the employee-employer relationship between the Participant and the Company is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability, or Retirement, but excluding any such termination where there is simultaneous reemployment by the Company.

     (x)  “Total Disability” means a Termination of Employment by reason of the Participant’s total disability as determined pursuant to and in accordance with the then current regular long-term disability insurance plan applicable to such Participant. All determinations as to the date and extent of disability of any Employee shall be made by the Committee, in its absolute discretion, upon the basis of such evidence as it deems necessary or desirable.

3.	Administration of the Plan

     (a)  The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees who are to be Participants under Section 5 hereof, in determining the times at which Stock Options will be granted, in determining the amount of Stock Options to be granted to each such Employee, in determining the terms and conditions of Stock Options granted under the Plan and the terms of Agreements which will be entered into with Participants. The Committee shall have the power to establish different terms and conditions with respect to different Participants.

     (b)  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee. Additionally, when the Board exercises the powers reserved to it under Section 12 or Section 14 of the Plan, the provisions of the by-laws of the Company governing the number of Directors of the Board required for action to be taken by the Board at a meeting and the requirements for voting by Directors at a meeting at which a quorum is present, or for acting by their written consent, shall be complied with by the Board in order to take valid actions.

     (c)  The Committee shall have the authority to interpret the Plan, establish and revise rules and regulations relating to the Plan, and make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions, interpretations and determinations by the Committee shall be final and binding upon all persons, including, but not limited to, the Company, its stockholders, Participants and their personal representatives, heirs and assigns, and other Employees.

     (d)  All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants,

accountants, or other persons to render services in connection with the Plan, and the Company, the Board, the Committee, and members of the Board and the Committee shall be entitled to rely upon the advice, opinions, or valuations of any such persons. Neither the Company, the Board, the Committee, nor any member of the Board or Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and Committee shall be indemnified by the Company with respect to any such liability to the fullest extent permitted by the laws of the State of Delaware.

4.	Common Stock Subject to the Plan

     (a)  Subject to adjustment as provided in Section 12, the maximum number of shares of Common Stock that may be issued or transferred by the Company under the Plan, and which shall be reserved for such issuance or transfer, shall be 300,000.

     (b)  The Board may authorize the purchase of Shares by the Company in the open market to be held in treasury and reserved for issuance under the Plan, and may reserve authorized but unissued Shares, not otherwise reserved or restricted, for issuance under the Plan.

     (c)  The approval of the Plan by the Board shall constitute the Board’s conclusive judgment and determination that, if Shares are issued to a Participant in accordance with the terms and conditions of the Plan, such Shares shall be considered to be issued for full and adequate consideration and shall be fully paid and non-assessable Common Stock, and that such consideration shall be credited to the Company’s stated and paid-in capital accounts in accordance with the Company’s standard accounting practice.

     (d)  The maximum number of shares of Common Stock subject to Stock Options that may be granted to any Employee shall not exceed 100,000 during any calendar year (the “Individual Limit”). Subject to Section 14 and Section 15(d) hereunder, any Stock Option that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on the Stock Options of any transaction or event described in Section 12.

5.	Eligibility

     The Committee shall from time to time, in its absolute discretion, select Participants to whom Stock Options shall be granted from among those Employees who are officers, directors and other key executive personnel of the Company.

6.	Agreement

     Each Participant granted a Stock Option under the Plan shall enter into an Agreement with the Company, in form approved by the Committee, which shall set forth the terms and conditions of the Stock Options granted to the Participant as set forth in Section 7 and 8 hereof and such other terms and conditions as the Committee shall, in its sole discretion, determine.

The Agreement shall not become effective until the conditions set forth in Section 10 hereof have been satisfied.

7.	Terms of Stock Option

     At the time a Stock Option is granted, the Committee shall specify in the Agreement referred to in Section 6 the following terms and conditions with respect to the Stock Option:

     (a)  Number of Shares. The number of Shares issuable or transferable to the Participant upon the exercise of the Stock Option. Notwithstanding the foregoing, in no event shall the number of Stock Options issued to any one Participant exceed the Individual Limit as set forth in Section 4(d) above.

     (b)  Price. The price per share at which Common Stock may be purchased upon exercise of a Stock Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

     (c)  Payment of the Stock Option Price. The Committee shall establish the time and the manner in which a Stock Option may be exercised. The option price of the shares of Common Stock received upon the exercise of a Stock Option shall be paid on the date of exercise: (i) in cash or, (ii) by check, or (iii) by any other such method that the Committee, in its sole discretion, may consent to in writing.

     (d)  Term. The Agreement shall specify when Stock Options granted become vested and/or exercisable, subject to Section 10, and shall specify the length of the Exercise Period. Notwithstanding the above, upon the occurrence of a Change in Control of the Company, all Stock Options outstanding at such time shall become one hundred percent (100%) vested and exercisable. Unless otherwise specified by the Committee in the Agreement, the term of a Stock Option shall be 10 years.

     (e)  Withholding. Participants shall be responsible to make appropriate provision for all taxes required to be withheld in connection with a Stock Option, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. Upon the exercise of a Stock Option, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the minimum amount legally required to be withheld in satisfaction of the applicable withholding taxes.

     (f)  Other. Such other terms and conditions not inconsistent with the Plan as the Committee shall specify.

8.	Termination of Employment

     Unless the Committee specifies otherwise in the Agreement, the following terms and conditions shall apply to each Stock Option granted under the Plan:

     (a)  Termination For Cause. If a Participant’s employment is terminated by the Company for cause, such determination to be made by the Committee in its sole discretion, all Stock Options granted to such Participant shall terminate at the time employment is terminated.

     (b)  Death. If the Participant dies while an Employee, any Stock Option held by such Participant at the date of such Participant’s death shall be exercisable in its entirety by such Participant’s personal representatives, heirs or legatees at any time prior to the expiration of one year after the date of the Participant’s death or until the expiration of the term of the Stock Option, whichever period is shorter.

     (c)  Retirement or Total Disability. If there is a Termination of Employment of a Participant by reason of Retirement or Total Disability, any Stock Option held by the Participant shall be exercisable in its entirety at any time prior to the expiration of three months in the case of Retirement and one year in the case of Total Disability after the date of such Termination of Employment or until the expiration of the term of the Stock Option, whichever period is shorter.

     (d)  Other Termination. If there is a Termination of Employment of a Participant for any reason other than those specified in Sections 8(a), 8(b) above, such Participant shall be permitted, for a 45-day period following the date of termination or until the expiration of the term of the Stock Option, whichever period is shorter, to exercise any Stock Option which was exercisable as of such termination date.

9.	Leave of Absence

     If a Participant is granted a leave of absence by the Company, the Committee may make such provision respecting continuance of any Stock Option held by such Participant while such Participant continues as an Employee as it may deem advisable, except that in no event shall any Stock Option become exercisable after the expiration of the Exercise Period applicable to such Stock Option.

10.	Compliance with Applicable Laws

     (a)  No Stock Options shall be granted, and no Shares shall be issued or transferred, by the Company to a Participant pursuant to the Plan unless the Committee, in its sole discretion, shall have first determined that all registrations, approvals, exemptions, and any other action required by law to be taken with respect to the Plan shall have been accomplished, including, but not limited to, such action, if any, as is then required to comply with the provisions of the Securities Act, the Exchange Act, any applicable state Blue Sky laws, and the requirements of any exchange or other system on which the Common Stock may, at the time, be listed or quoted.

     (b)  Each certificate for Shares issued or transferred pursuant to the Plan shall be registered in the name of the Participant or in such other name as the Participant shall designate. If so required by the Committee upon the advice of counsel, the Company shall place a stop transfer order with its transfer agent with respect to such Shares, the Participant shall furnish a representation that the Shares are being acquired as an investment and not with a view to the distribution thereof, and such certificate shall bear an appropriate legend restricting the transfer of such Shares. Any such stop transfer order, investment representation or legend shall apply only so long as necessary, in the opinion of the Committee, to insure that the resale or other disposition of the Shares of the Participant would not involve a violation of the provisions of the Securities Act or applicable state Blue Sky laws.

11.	Employment

     No Employee or other person shall have any claim or right to be granted a Stock Option under the Plan. Nothing herein contained shall at any time be deemed to give to any Employee the right to be retained in the employ of the Company, interfere with the right of the Company to discharge any Employee, give to the Company the right to require any Employee to remain in its employ, or interfere with any Employee’s right to terminate employment.

12.	Corporate Changes

     (a)  If any change in the outstanding shares of Common Stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of Common Stock, or other similar corporate change occurs, the number of Shares issuable or transferable to Participants upon the exercise of outstanding Stock Options, the exercise price of such Stock Options or what Participants shall be entitled to receive in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, may be appropriately adjusted by the Board, whose determination in such regard shall be conclusive.

     (b)  If the Company becomes a party to a Reorganization Transaction, the Board shall either: (i) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Stock Options, in the form of stock, securities, cash or other property to be received by owners of Common Stock of the Company as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Stock Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Stock Options shall not be less than the excess of the aggregate Fair Market Value of the Shares subject to such Stock Options immediately before such substitution over the exercise price of the Stock Options; or (ii) upon written notice to Participants, provide that the Participants’ Stock Options shall be terminated unless exercised in accordance with the Plan within 30 days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the Exercise Periods applicable to such Stock Options shall continue to apply, but in no event shall any such Board determination increase the length of such Exercise Periods.

13.	Indemnification of Board

     In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Committee or of the Board shall be indemnified by the Company to the extent legally possible against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all judgments, fines and amounts paid by him or her in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceeding, or by independent legal counsel selected by the Company, in either case on the basis of a determination that such member acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or Board member is liable for misconduct in his or her duties; and provided further that the Committee member or Board Member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

14.	Effective Date, Termination and Amendment

     The Plan shall become effective on the Effective Date. The Plan shall remain in full force and effect until the earlier of 10 years from the Effective Date, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time. Termination of the Plan pursuant to this Section 14 shall not affect Stock Options outstanding under the Plan at the time of termination.

15.	Miscellaneous

     (a)  Effect Upon Other Plans. The adoption of the Plan shall not affect any stock option or other compensation or incentive plan in effect for the Company, and the Plan shall not preclude the Board from establishing any other forms of incentive, bonus or other compensation for Employees.

     (b)  Assignability. No Stock Option shall be pledged, assigned or transferred for any reason during the Participant’s lifetime and any attempt to do so shall be void and the relevant Stock Option shall be forfeited. During the life of the Participant, Stock Options shall be exercisable only by such Participant. No Participant shall have any rights as a stockholder with respect to any Shares covered by a Stock Option until date of issuance of stock certificates to such Participant for such Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other stockholder rights for which the record date is prior to the date such stock certificates are issued.

     (c)  Binding Effect. Any delivery of Shares upon the exercise of Stock Options to any Participant or former Participant or such Participant’s legal representative or to any beneficiary of such Participant in accordance with the provisions of the Plan shall be in full satisfaction of all claims with respect to such Stock Options which such Participant, representative or beneficiary may have against the Company, the Committee or any member of the Committee. The Plan shall be binding upon the beneficiaries, heirs, executors, administrators, distributees and assigns of the Participants and the successors and assigns of the Company.

     (d)  Amendment of Outstanding Stock Options. The Committee shall have the power unilaterally and without approval of a Participant to amend an existing Stock Option in any manner; provided that (i) such an amendment does not materially adversely affect such previously granted Stock Option and (ii) the amended Stock Option is consistent with the terms of the Plan. In addition, the Committee may amend any outstanding Stock Option in any manner, even if such amendment materially adversely affects such Stock Option, provided that (i) such Participant consents to the amendment and (ii) the amended Stock Option is consistent with the terms of the Plan.

     (e)  Governing Law. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.